EXHIBIT 16






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February 14, 2008



Securities and Exchange Commission
Washington, D.C. 20549


Commissioners:

I have read Tian'an Pharmaceutical Company, Inc.'s statements included under
Item 4.01 of its Form 8-K filed on February 14, 2008, and I agree with such statements concerning my firm.


Sincerely,


/s/ Michael Pollack CPA, LLC
MICHAEL POLLACK CPA, LLC